Exhibit 99.1

NORTHEAST UTILITIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On April 10, 2012, Northeast Utilities (NU) acquired 100 percent of the outstanding common shares of NSTAR. Pursuant to the terms and conditions of the Agreement and Plan of Merger, as amended, NSTAR merged into NSTAR LLC, becoming a wholly-owned subsidiary of NU. NSTAR LLC is a holding company engaged through its subsidiaries in the energy delivery business serving electric and natural gas distribution customers in Massachusetts. The merger was structured as a merger of equals in a tax-free exchange of shares. As part of the merger, NSTAR shareholders received 1.312 NU common shares for each NSTAR common share owned (the “exchange ratio”) as of the acquisition date. NU issued approximately 136 million common shares to the NSTAR shareholders as a result of the merger, which brought the total common shares outstanding to approximately 314 million shares as of April 10, 2012.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been primarily derived from the historical consolidated financial statements of NU and NSTAR. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the six months ended June 30, 2012 and for the year ended December 31, 2011 give effect to the merger as if it were completed on January 1, 2011. The historical consolidated statement of income of NU for the six months ended June 30, 2012 includes NSTAR’s consolidated information for the period April 10, 2012 through June 30, 2012. The historical consolidated statement of income of NSTAR for the six months ended June 30, 2012 includes results for the period prior to the merger, January 1, 2012 through April 9, 2012. The pro forma adjustments in the pro forma financial statements were estimated using the merger closing date of April 10, 2012.

The merger of NU and NSTAR was accounted for as an acquisition of NSTAR by NU and has followed the acquisition method of accounting for business combinations. The purchase price was based on the closing price of NU common shares on the NYSE on April 9, 2012 of $36.79.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of NU. As the effects of this merger have been included in the unaudited condensed consolidated balance sheet as of June 30, 2012 filed in NU’s second quarter 2012 Quarterly Report on Form 10-Q, which is incorporated by reference herein, a pro forma combined balance sheet is not required or presented herein.

The pro forma financial statements reflect the amortization of purchase price adjustments assuming the merger had taken place on January 1, 2011. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger.

The pro forma financial statements have been presented for illustrative purposes only and are not intended to be indicative of results of operations that would have been achieved had the merger been completed as of the date presented, or the future consolidated results of operations of NU after the merger.

The following pro forma financial statements should be read in conjunction with (1) the consolidated financial statements and notes thereto of NU for the year ended December 31, 2011, included in NU’s 2011 combined Annual Report on Form 10-K, (2) the unaudited condensed consolidated interim financial statements and notes thereto of NU as of and for the six months ended June 30, 2012, included in NU’s second quarter 2012 Quarterly Report on Form 10-Q, (3) the consolidated financial statements and notes thereto of NSTAR for the year ended December 31, 2011, included in NSTAR’s 2011 Annual Report on Form 10-K, and (4) the other information contained in or incorporated by reference into this document.

NORTHEAST UTILITIES

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2012

(Millions of Dollars, except share information)	Northeast Utilities	NSTAR	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues	$2,728.3	$725.2	$5.4	(b	)	$3,458.9

Operating Expenses:
Purchased Power, Fuel and Transmission	937.4	333.3	—			1,270.7
Operation and Maintenance	791.9	184.3	(144.2)	(c	)	832.0
Depreciation and Amortization	315.4	83.9	3.6	(b	) (d)	402.9
Energy Efficiency Programs	110.8	50.5	—			161.3
Taxes Other Than Income Taxes	198.9	37.1	—			236.0

Total Operating Expenses	2,354.4	689.1	(140.6)			2,902.9

Operating Income	373.9	36.1	146.0			556.0

Interest Expense	155.5	26.4	(1.4)	(e	)	180.5
Other Income/(Loss), Net	10.6	(0.5)	—			10.1

Income Before Income Tax Expense	229.0	9.2	147.4			385.6
Income Tax Expense	82.0	1.1	55.2	(f	)	138.3

Net Income from Continuing Operations	147.0	8.1	92.2			247.3

Net Income Attributable to Noncontrolling Interests	3.4	0.5	—			3.9

Net Income from Continuing Operations Attributable to Controlling Interests	$143.6	$7.6	$92.2			$243.4

Basic and Diluted Earnings Per Common Share from Continuing Operations	$0.60	$0.07				$0.77
Weighted Average Common Shares Outstanding (thousands):
Basic	239,552	103,587	(28,761)	(h	)	314,378

Diluted	240,127	104,000	(28,430)	(h	)	315,697

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

NORTHEAST UTILITIES

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2011

(Millions of Dollars, except share information)	Northeast Utilities (a)	NSTAR (a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues	$4,465.7	$2,866.8	$21.4	(b	)	$7,353.9

Operating Expenses:
Purchased Power, Fuel and Transmission	1,657.9	1,141.3	—			2,799.2
Operation and Maintenance	1,095.4	499.4	(20.8)	(c	)	1,574.0
Depreciation and Amortization	463.2	369.5	14.0	(b	) (d)	846.7
Energy Efficiency Programs	131.4	193.5	—			324.9
Taxes Other Than Income Taxes	323.6	126.1	—			449.7

Total Operating Expenses	3,671.5	2,329.8	(6.8)			5,994.5

Operating Income	794.2	537.0	28.2			1,359.4

Interest Expense	250.4	99.3	(5.5)	(e	)	344.2
Other Income, Net	27.7	2.1	—			29.8

Income Before Income Tax Expense	571.5	439.8	33.7			1,045.0
Income Tax Expense	171.0	168.4	10.6	(f	)	350.0

Net Income from Continuing Operations	400.5	271.4	23.1			695.0

Net Income Attributable to Noncontrolling Interests	5.8	2.0	(0.3)	(g	)	7.5

Net Income from Continuing Operations Attributable to Controlling Interests	$394.7	$269.4	$23.4			$687.5

Basic Earnings Per Common Share from Continuing Operations	$2.22	$2.60				$2.19
Diluted Earnings Per Common Share from Continuing Operations	$2.22	$2.59				$2.19
Weighted Average Common Shares Outstanding (thousands):
Basic	177,410	103,587	32,462	(h	)	313,459

Diluted	177,805	103,991	32,883	(h	)	314,679

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements. Certain financial statement amounts included in NU’s and NSTAR’s historical income statement have been reclassified to conform to corresponding amounts included in NU’s current period presentation.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

See the accompanying Overview to the unaudited pro forma condensed combined consolidated financial statements for a description of the merger transaction and the overall presentation of the pro forma financial statements. The pro forma financial statements have been primarily derived from the historical consolidated financial statements of NU and NSTAR and do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger. The pro forma statements of income for the six months ended June 30, 2012 and for the year ended December 31, 2011 give effect to the merger as if it were completed on January 1, 2011. The historical consolidated statement of income of NU included in the pro forma statement of income for the six months ended June 30, 2012 includes NSTAR’s consolidated information for the period April 10, 2012 through June 30, 2012. The historical consolidated statement of income of NSTAR included in the pro forma statement of income for the six months ended June 30, 2012 includes NSTAR’s results for the period prior to the merger, January 1, 2012 through April 9, 2012. The pro forma adjustments included in the pro forma statement of income for the six months ended June 30, 2012 includes the amortization of purchase price adjustments assuming the merger had occurred on January 1, 2011. The pro forma adjustments in the pro forma financial statements were estimated using the merger closing date of April 10, 2012.

The first quarter 2012 results of NSTAR include certain charges incurred to establish a reserve against the regulatory asset related to Basic Service bad debt costs ($17 million) and increases in estimates with respect to the allowance for doubtful accounts, incurred but not reported claims on medical benefits, general and workers’ compensation liabilities and various compensation accruals ($16 million).

Merger-related transaction costs were accounted for as expenses in the period in which the costs were incurred. The historical income statements of NU and NSTAR presented in the pro forma statements of income included combined transaction and merger-related costs of $144.7 million before taxes ($90.6 million after taxes) for the six months ended June 30, 2012 and $23.9 million before taxes ($17.2 million after taxes) for the year ended December 31, 2011. A pro forma adjustment has been reflected to remove the impact of these costs from pro forma results because they are non-recurring charges directly related to the merger. Transaction and other merger costs incurred in connection with the merger have been excluded from the pro forma statements of income because they represent non-recurring charges directly related to the merger. These adjustments include charges recorded at the time of the merger related to rate settlement agreements with the Massachusetts Attorney General and the Massachusetts Department of Energy Resources (DOER) and the Connecticut Attorney General and the Connecticut Office of Consumer Counsel (OCC). The pro forma financial statements do not reflect the effects of future regulatory actions that may impact the pro forma financial statements.

The merger was reflected in the pro forma financial statements as an acquisition of NSTAR by NU, in accordance with accounting standards for business combinations. Under the acquisition method, the total purchase price has been calculated as described in Note 2, using the closing price of NU common shares on April 9, 2012. Certain assets acquired and liabilities assumed have been measured at estimated fair value as of the merger date, based on estimates and assumptions that NU management believes are reasonable. The estimated fair values have been determined based on accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

NSTAR’s regulated operations consist of electric and gas distribution and transmission operations. These operations are subject to rate-setting authority of the Massachusetts Department of Public Utilities (DPU) and the Federal Energy Regulatory Commission (FERC), which generally allow for recovery of costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values, and pro forma adjustments are not required.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

Note 2. Purchase Price and Preliminary Allocation

Pursuant to the merger, all of the NSTAR common shares were exchanged at the fixed exchange ratio of 1.312 common shares of NU for each NSTAR common share. The total consideration transferred in the merger was based on the closing price of NU common shares on April 9, 2012, the day prior to the date the merger was completed, and was calculated as follows:

NSTAR common shares outstanding as of April 9, 2012 (in thousands)*	103,696
Exchange ratio	1.312

NU common shares issued for NSTAR common shares outstanding (in thousands)	136,049
Closing price of NU common shares on April 9, 2012	$36.79

Value of common shares issued (in millions)	$5,005
Fair value of NU replacement stock-based compensation awards related to pre-merger service (in millions)	33

Total purchase price (in millions)	$5,038

*	Includes 109 thousand shares related to NSTAR stock-based compensation awards that vested immediately prior to the merger.

Certain of NSTAR’s stock-based compensation awards, including deferred shares, performance shares and all outstanding stock options, were replaced with NU awards using the exchange ratio upon consummation of the merger. In accordance with accounting guidance for business combinations, the portion of the fair value of these awards attributable to service provided prior to the merger is included in the purchase price as it represents consideration transferred in the merger.

The allocation of the total purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of NSTAR’s assets and liabilities estimated as of the merger date. The preliminary allocation of the purchase price as of June 30, 2012 is as follows (in millions):

Current assets	$754
Property, plant and equipment, net	5,155
Goodwill	3,231
Other long-term assets, excluding goodwill	2,115
Current liabilities	(1,332)
Long-term liabilities	(2,723)
Long-term debt and other long-term obligations	(2,123)
Preferred stock of subsidiary	(39)

Total purchase price	$5,038

Note 3. Pro Forma Adjustments

The pro forma adjustments included in the pro forma financial statements are as follows:

Adjustments to Unaudited Pro Forma Financial Statements

(a)	NU and NSTAR historical presentation—Certain financial statement amounts included in NU’s and NSTAR’s historical financial statements have been reclassified to conform to corresponding amounts included in NU’s current period financial statement presentation.

Adjustments to Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

(b)	Consolidation of equity investments—These adjustments reflect the consolidation of two companies, each of which owns a decommissioned nuclear power plant. These companies, Connecticut Yankee Atomic Power Company and Yankee Atomic Electric Company (collectively, the Yankee companies), were previously accounted for under the equity method of accounting by both NU and NSTAR, and the equity investments were included in other long-term assets. Following the merger, NU holds majority ownerships in the Yankee companies, which provide it with voting control of these companies. Therefore, the Yankee companies’ financial statements are included in the pro forma financial statements to reflect their consolidation with NU. The assets and liabilities of the Yankee companies primarily consist of decommissioning liabilities and long-term debt and offsetting trust funds and regulatory assets.

(c)	Operation and Maintenance—Includes the following adjustments for the periods presented:

•

Decrease of $144.7 million and $23.9 million for the six months ended June 30, 2012 and year ended December 31, 2011, respectively, to eliminate the impacts on the historical financial statements of non-recurring transaction and other merger costs.

•

Decrease of $0.4 million and $0.9 million for the six months ended June 30, 2012 and year ended December 31, 2011, respectively, to eliminate the amortization of NSTAR’s historical accumulated other comprehensive loss.

•

Increase of $0.9 million and $4.0 million for the six months ended June 30, 2012 and year ended December 31, 2011, respectively, to recognize merger-related stock-based compensation expense that will be recognized for three years following the merger.

(d)	Depreciation and Amortization—Includes the following adjustments for the periods presented:

•

Increase to depreciation expense of $1.1 million and $4.5 million for the six months ended June 30, 2012 and year ended December 31, 2011, respectively, to amortize the pro forma fair value adjustment to property, plant and equipment of NSTAR’s unregulated telecommunications business. The adjustment is being amortized over the expected lives of the underlying assets, from 5 to 20 years.

•

Decrease to amortization expense of $3 million and $11.9 million for the six months ended June 30, 2012 and year ended December 31, 2011, respectively, to amortize the pro forma fair value adjustment to regulatory assets that are not earning a return. The adjustment is being amortized on a straight-line basis over the expected collection periods of the underlying regulatory assets, from 18 to 28 years.

(e)	Interest Expense—Reflects reductions in interest expense as a result of the amortization over the remaining life of the debt of the pro forma fair value adjustment to NSTAR’s parent company debt ($1.3 million for the six months ended June 30, 2012 and $5.2 million for the year ended December 31, 2011) and the elimination of amortization of deferred issuance costs related to this debt ($0.1 million for the six months ended June 30, 2012 and $0.3 million for the year ended December 31, 2011). These adjustments are being amortized over the remaining life of the debt, approximately 7.5 years.

(f)	Income Tax Expense—Includes the income tax effects of the pro forma adjustments calculated primarily using the estimated post-merger composite statutory tax rate of 40 percent.

(g)	Net Income Attributable to Noncontrolling Interests—Reflects the elimination of the reduction to net income ($0.3 million for the year ended December 31, 2011) for amounts related to NSTAR’s 25 percent interest in a transmission entity consolidated by NU because NU owns 100 percent of the entity as a result of the merger. For the six months ended June 30, 2012, the elimination of this net income attributable to noncontrolling interests is reflected in the historical results of NU.

(h)	Shares outstanding—Reflects the elimination of NSTAR’s common shares (103.6 million shares) and the issuance of approximately 136 million common shares of NU. The pro forma weighted average number of diluted shares outstanding also includes the dilutive effect of NU stock-based compensation awards that were issued to replace certain of NSTAR’s outstanding stock-based compensation awards (Note 2) as well as incremental stock-based compensation awards issued as a result of the merger.

(Shares in thousands)	Six Months Ended June 30, 2012	Year Ended December 31, 2011
Basic:
NU weighted average common shares outstanding	178,329	177,410
Equivalent NSTAR common shares after exchange*	136,049	136,049

	314,378	313,459

Diluted:
NU weighted average common shares outstanding	178,578	177,805
Equivalent NSTAR common shares after exchange*	136,049	136,049
Incremental merger-related stock based compensation and the replacement of NSTAR stock-based compensation awards	1,070	825

	315,697	314,679

*	See Note 2